      As filed with the Securities and Exchange Commission on June 12, 2001

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                           SUN HYDRAULICS CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

            FLORIDA                                            59-2754337
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                          1500 WEST UNIVERSITY PARKWAY
                               SARASOTA, FL 34243
                    (Address of principal executive offices)

                           SUN HYDRAULICS CORPORATION
                           2001 RESTRICTED STOCK PLAN
                              (Full Title of Plan)

                                ALLEN J. CARLSON
                                PRESIDENT AND CEO
                           SUN HYDRAULICS CORPORATION
                          1500 WEST UNIVERSITY PARKWAY
                               SARASOTA, FL 34243
                                 (941) 362-1200
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                           GREGORY C. YADLEY, ESQUIRE
                         SHUMAKER, LOOP & KENDRICK, LLP
                       101 EAST KENNEDY BLVD., SUITE 2800
                                 TAMPA, FL 33602
                                 (813) 229-7600

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
TITLE OF SECURITIES      AMOUNT TO      PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM           AMOUNT
 TO BE REGISTERED    BE REGISTERED(1)      PRICE PER SHARE(2)             AGGREGATE         REGISTRATION FEE
                                                                     OFFERING PRICE(2)
------------------------------------------------------------------------------------------------------------
Shares of Common       275,000 shares            $7.75                   $2,131,250             $532.81
Stock, par value
$.001 per share
============================================================================================================

(1) A maximum of 275,000 shares may be issued under the 2001 Restricted Stock Plan. Such shares may be in whole or in part, as the Board of Directors of the Registrant shall determine, from authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported in The Nasdaq Stock Market on June 8, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant (Exchange Act File No. 0-21835) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) The Registrant's most recent annual report on Form 10-K, or, if the financial statements therein are more current, the Registrant's most recent prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) of the Commission under the Securities Act of 1933.

         (b) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement filed under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Sun Hydraulics Corporation 2001 Restricted Stock Plan (the "Plan") which is used to satisfy the requirements of Section 10(a) of the Securities Act of 1933 and Rule 428 promulgated thereunder.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by the Florida Business Corporation Law ("FBCL"), the registrant's Articles of Incorporation ("the Articles") limits the liability of Directors of the registrant for monetary damages. The effect of this provision in the Articles is to eliminate the rights of the registrant and its shareholders (through shareholders' derivative suits on behalf of the registrant) to recover monetary damages against a Director for breach of the fiduciary duty of care as a Director (including breaches resulting from negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a Director's duty of care. These provisions will not alter the liability of Directors under federal securities laws.

         The Articles provides that the registrant shall indemnify its Directors, officers, employees and agents to the maximum extent and under all circumstances permitted by the FBCL. The registrant believes that these provisions will assist the registrant in attracting and retaining qualified individuals to serve as Directors and officers.

         In addition, the registrant has entered into Indemnity Agreements with its Directors and executive officers providing for indemnification to the fullest extent permitted by law. The Indemnity Agreements also establish the presumption that the Director or executive officer has met the applicable standard of conduct required for indemnification. The agreements provide for litigation expenses to be advanced to a Director or executive officer at his or her request provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. The Indemnity Agreements' indemnification provisions applicable to a derivative suit provide for indemnification for amounts paid in settlement and partial indemnification in the event that a Director or executive officer is not entitled to full indemnification.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

                                  EXHIBIT INDEX

Exhibit No.                             Description
-----------                             -----------
   4              Sun Hydraulics Corporation 2001 Restricted Stock Plan, filed with the Commission as Appendix B to the Registrant's Proxy
                  Statement on Schedule 14A on April 12, 2001, and incorporated herein by this reference.

   5 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.


ITEM 9.           UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (b) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding,) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this 11th day of June, 2001.

                                                 SUN HYDRAULICS CORPORATION



                                                 By:    /s/ Allen J. Carlson
                                                    ---------------------------
                                                        Allen J. Carlson,
                                                        President and CEO


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Allen J. Carlson his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of June, 2001.

SIGNATURE                                  TITLE
---------                                  -----
/s/ Clyde G. Nixon
----------------------------------
Clyde G. Nixon                             Chairman of the Board of Directors


/s/ Allen J. Carlson
----------------------------------
Allen J. Carlson                           President, Chief Executive Officer and Director

/s/ Richard J. Dobbyn                      Chief Financial Officer (Principal Financial and
----------------------------------         Accounting Officer)
Richard J. Dobbyn


/s/ John S. Kahler
----------------------------------
John S. Kahler                             Director


/s/ Christine L. Koski
----------------------------------
Christine L. Koski                         Director


----------------------------------
Robert E. Koski                            Director


----------------------------------
Ferdinand E. Megerlin                      Director


/s/ Taco van Tijn
----------------------------------
Taco van Tijn                              Director


----------------------------------
David N. Wormley                           Director

                                  EXHIBIT INDEX

         The following exhibits are filed herewith as part of this Registration
Statement:

Exhibit No.                                   Description
-----------                                   -----------
   4              Sun Hydraulics Corporation 2001 Restricted Stock Plan, filed with the Commission as Appendix B to the Registrant's Proxy
                  Statement on Schedule 14A on April 12, 2001, and incorporated herein by this reference.

   5 Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities being registered.

23.1 Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.